Exhibit 99.2

17 August, 2013

Listing Department BSE Limited PhirozeJeejeebhoy Towers Dalal Street, Fort, Mumbai 400 001 BSE Scrip ID: 500295	Listing Department National Stock Exchange of India Limited Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai – 400 051 NSE Symbol: SESAGOA

Dear Sirs,

Pursant to Listing Agreement, we inform you that the Board of Directors at their meeting held today has taken the following decisions:

1.	Appointed Mr. Anil Agarwal as the Chairman of the Company with immediate effect.

2.	Appointed Mr. Navin Agarwal as Executive Vice Chairman with immediate effect.

3.	Appointed Mr. Mahendra Singh Mehta as Wholetime Director designated as Chief Executive Officer with immediate effect.

4.	Accepted resignation of Mr. Amit Pradhan as Director and Wholetime Director with effect from 18th August, 2013

5.	Approved change in designation of Mr.P.K. Mukherjee from Managing Director to Executive Director – Iron Ore Business with immediate effect.

For Sesa Goa Limited

/s/ C.D. CHITNIS

C.D. Chitnis

Compliance Officer, Company Secretary& AVP-Legal